As filed with the Securities and Exchange Commission on December 1, 2011
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINANET ONLINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4672080
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Tuspark, Haidian District
Beijing, People’s Republic of China

(Address of Principal Executive Offices)

ChinaNet Online Holdings, Inc. 2011 Omnibus Securities
and Incentive Plan

(Full title of the plan)

George Kai Chu
Chief Operating Officer and Secretary
No.3 Min Zhuang Road, Building 6
Yu Quan Hui Tuspark, Haidian District
Beijing, People’s Republic of China

 (Name and address of agent for service)

(86) 10 5160 0828

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Frank J. Marinaro, Esq.
Loeb & Loeb LLP Beijing Representative Office
Suite 4301, Tower C, Beijing Yintai Center
2 Jianguomenwai Dajie, Chaoyang District
Beijing, People’s Republic of Chine
Phone: (86) 10 5954 3588
Facsimile:  (86) 10 5954 3501

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE

Common Stock	5,000,000	$1.085	$5,425,000	$621.70

Total	5,000,000			$621.70

(1)
The registration statement registers the issuance of 5,000,000 shares of common stock, which are issuable under the ChinaNet Online Holdings, Inc. 2011 Omnibus Securities and Incentive Plan, and adjustments to shares to account for any changes in capitalization such as, a stock split, stock dividend, or similar transaction involving the registrant’s common stock, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of ChinaNet Online Holdings Inc.’s common stock as reported on the NASDAQ Global Market on November 25, 2011, under the symbol “CNET.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reofferings or resales on a continuous or delayed basis in the future of up to 446,120 shares of our common stock which are deemed to be "control securities" under the Securities Act that will be acquired (subject to applicable vesting provisions) by the selling stockholders named in the reoffer prospectus pursuant to the ChinaNet Online Holdings, Inc. 2011 Omnibus Securities and Incentive Plan.

Item 1.	Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b).  Requests should be directed to Mr. George Kai Chu, ChinaNet Online Holdings, Inc., Chief Operating Officer and Secretary, No.3 Min Zhuang Road, Building 6, Yu Quan Hui Tuspark, Haidian District, Beijing, People’s Republic of China, tel. (86) 10 5160 0828.

1

REOFFER PROSPECTUS

446,120 Shares

CHINANET ONLINE HOLDINGS, INC.

Common Stock

This prospectus relates to the reoffer and resale from time to time of up to 446,120 shares of common stock of ChinaNet Online Holdings, Inc. that have been acquired by certain persons (collectively referred to as the “selling stockholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act, under the ChinaNet Online Holdings Inc. 2011 Omnibus Securities and Incentive Plan.

The selling stockholders may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 4 for more information on this topic.

Our common stock is listed on the NASDAQ Global Market under the symbol “CNET.” On November 29, 2011, the closing sale price of our common stock on the NASDAQ Global Market was $1.10 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2011

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

WHERE YOU CAN FIND MORE INFORMATION

ChinaNet Online Holdings, Inc. is subject to the informational requirements of the Securities Act of 1934 and, accordingly, files registration statements and other information with the SEC. You may obtain these documents and other information regarding the Company and other companies that file materials with the SEC electronically through the SEC’s website at http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Room at: U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Information contained on our web site should not be considered part of this prospectus. You may also request a copy of our filings at no cost, by writing or telephoning us at ChinaNet Online Holdings, Inc., Attention: George Kai Chu, Chief Operating Officer and Secretary, No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Tuspark, Haidian District, Beijing, People’s Republic of China, PRC, Tel. (011) 86-10-51600828.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011;
(b)
the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 16, 2011, for the quarterly period ended June 30, 2011 filed with the SEC on August 15, 2011, the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2011 filed with the SEC on August 22, 2011, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 filed with the SEC on November 18, 2011;

(c)	the Company’s Current Reports on Form 8-K, filed with the SEC on March 8, 2011, April 14, 2011, April 20, 2011, May 5, 2011, June 20, 2011, and June 28, 2011; and
(d)
the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on September 13, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description;

(e)
the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on March 2, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description; and

(f)
the Company’s Registration Statement on Form 8-A (Registration No. 001-52672) filed with the SEC on June 5, 2007, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

ChinaNet Online Holdings, Inc.
No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District
Beijing, China 100195
+86-10-51600828
Attn: George Kai Chu, Chief Operating Officer and Secretary

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 4. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

  We are a holding company that conducts our primary businesses through our subsidiaries and operating companies, Business Opportunity Online, Beijing CNET Online, Shanghai Borongdongsi and Rise King (Shanghai) Advertisement Media Co., Ltd. We are one of China’s leading business-to-business (“B2B”) fully integrated internet service providers for expanding small and medium enterprises’ (“SMEs”) sales networks in China.  Our services were founded on proprietary internet and advertising technologies that include (i) preparing and publishing rich media enabled advertising and marketing campaigns for clients on the Internet, mobile phone, television and other valued added communication channels, (ii) hosting mini-sites with online messaging and consulting functionalities, (iii) generating effective sales leads and (iv) providing online management tools to help SMEs manage the expansion of their sales networks. Our goal is to strengthen our position as the leading diversified one-stop internet service provider to SMEs for their sales network expansion in China.  Our multi-channel advertising and promotion platform consists of the website www.28.com (“28.com”), our Internet advertising portal, ChinaNet TV, our TV production and advertising unit, and our bank kiosk advertising unit, which is primarily used as an advertising platform for clients in the financial services industry and will be further utilized as an additional value-added communication channel for SME clients.

We provide advertising, marketing and lead generation services to over 1,200 clients in a variety of consumer focused business categories including 883 active clients as of year ended December 31, 2010.  Our advertising and marketing campaign services combine the Internet, mobile and television advertising, thereby maximizing advertising exposure for our clients; 28.com is a part of this advertising and promotion platform. Through the high traffic internet portal 28.com, operated through Business Opportunity Online, companies and entrepreneurs advertise their business information, brands, products and services, as well as other related business opportunities through their mini-sites hosted by 28.com.  The platform also offers campaign management tools for our clients including lead generation and capture, advanced tracking, search engine marketing, search engine optimization, resource scheduling, and content management.  Primarily through 28.com, our customers can build sales channels and develop relationships directly with franchisees, sales agents, distributors and/or resellers.  It also functions as a one-stop destination for general public seeking new business opportunities or other business ventures.  The ChinaNet TV division, which operates through Beijing CNET Online, has in-house television productions and distribution capabilities.  We create and distribute television shows that are typically 10 or 20 minutes in length and broadcast on local television stations.  Airtime is purchased in 40 minute blocks which are further segmented into two to four sub-blocks.  The television shows are comprised of advertisements, similar to infomercials, and also include promotions for several clients during the allotted time. During 2010, we reduced the business scope of the TV division and integrated the TV division into our advertising and marketing platform as a part of the value-added services offered to our clients based on demand. The bank kiosk division, which operates through Shanghai Borongdongsi, provides interactive LCD ad displays and targets banking customers.  In cooperation with the China Construction Bank, in 2009 we placed 200 interactive kiosks in its branches throughout Henan Province.  During 2010, we placed an additional 175 kiosks in the branches of China Construction Bank in Henan province.  In May 2010, we signed an exclusive agreement with Shanghai Rural Commercial Bank (“SRCB”) to deploy our online banking and display advertising kiosks in all 300 existing, and all future, SRCB branches.  As of December 31, 2010, we installed 150 bank kiosks in SRCB branches.  Each kiosk has an LCD advertising display panel, which provides advertising aimed at bank customers. The kiosk also provides Internet access on a separate screen so that customers can perform basic non-cash banking functions such as transferring money, purchasing annuities and/or insurance, and paying bills.

We derive our revenue principally by:

•	charging our clients fixed monthly fees for the services provided by the advertising and marketing platform described above;
•	charging productions fees for television and video spots;
•	selling advertising time slots on our television shows and on our installed bank kiosks;
•	collecting fees associated with lead generation; and
•	charging brand management consulting fees to a certain group of clients.

Our principal executive offices are located at No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, China 100195, and our telephone number is +86-10-51600828. Our website address is : http://www.chinanet-online.com. However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

THE OFFERING

Common Stock outstanding prior to the offering	22,039,920 shares

Common Stock being offered by Selling Stockholders	Up to 446,120 shares

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock offered in this prospectus.

NASDAQ Capital Market Symbol	CNET

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk.  Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the total number of shares of common stock beneficially owned by each selling stockholder as of December 1, 2011, the total number of shares of common stock offered by each selling stockholder and the total number and percentage of shares of outstanding common stock that will be beneficially owned by each selling stockholder upon completion of this offering. Since the selling stockholders may sell all, some or none of their common stock, the table assumes that the selling stockholders are offering, and will sell, all of the common stock to which this prospectus relates.

The percentage ownership data is based on 22,039,920 shares of our common stock issued and outstanding as of December 1, 2011.

				Shares Beneficially Owned
	Shares Beneficially Owned		Shares That May be	After the Offering
Name	Before the Offering		Offered Hereby	Number	Percent
Handong Cheng Chairman of the Board, Chief Executive Officer and President	7,540,528	(1)	139,760	7,460,608	34%
Zhige Zhang Chief Financial Officer, Treasurer and Director	7,518,858	(2)	74,750	7,460,608	34%
Watanabe Mototake Independent Non-Executive Director	55,000	(3)	50,000	5,000	*
Zhiqing Chen Independent Non-Executive Director	55,000	(3)	50,000	5,000	*
Douglas MacLellan Independent Non-Executive Director	94,000	(4)	50,000	44,000	*
George Kai Chu, Chief Operating Officer and Secretary	73,870	(5)	81,610	0	0%

*Represents beneficial ownership of less than one percent of our outstanding shares of common stock.

(1) Represents 7,540,528 shares of common stock, 7,460,608 shares of which are owned by the selling stockholder through Rise King Investments Limited (“Rise King”) and excludes 59,840 shares of common stock underlying options that are not exercisable within 60 days from the date hereof. The 59,840 shares of common stock underlying options are included as shares that may be offered hereby.  Rise King is collectively owned by Handong Cheng, Xuanfu Liu and Zhige Zhang.  As a result, Mr. Cheng, Mr. Liu and Mr. Zhang may be deemed to be beneficial owners of the shares of our common stock held by Rise King. Each of Mr. Cheng, Mr. Liu and Mr. Zhang disclaim such beneficial ownership, and nothing herein shall be deemed to be an admission that Mr. Cheng, Mr. Liu or Mr. Zhang is the beneficial owner of any such shares for any purpose.  Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D/A, dated April 2, 2011, and Form 4, dated September 12, 2011.

(2) Represents 7,518,858 shares of common stock, 7,460,608 shares of which are owned by the selling stockholder through Rise King and excludes 16,500 shares of common stock underlying options that are not exercisable within 60 days from the date hereof. The 16,500 shares of common stock underlying options are included as shares that may be offered hereby. Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D/A, dated April 2, 2011, and Form 4, dated September 12, 2011.

(3) Represents 50,000 shares of common stock and 5,000 shares of common stock underlying stock options.

(4) Represents 50,000 shares of common stock and 44,000 shares of common stock underlying stock options.

(5) Represents 73,870 shares of common stock and excludes 7,740 shares of common stock underlying options that are not exercisable within 60 days from the date hereof. The 7,740 shares of common stock underlying options are included as shares that may be offered hereby.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholders or their transferees from time to time in:

•	transactions in the over-the-counter market, the NASDAQ, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NASDAQ or exchanges;

•	underwritten offerings;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholders may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholders or their transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

The selling stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Lewis and Roca, LLP, Las Vegas, Nevada 89169.

EXPERTS

The consolidated balance sheets of us as of December 31, 2010 and 2009, and the consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2010, have been audited by Bernstein & Pinchuk LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such reports given the authority of said firm as experts in auditing and accounting.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by ChinaNet Online Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement.

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011;
(b)
the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 16, 2011, for the quarterly period ended June 30, 2011 filed with the SEC on August 15, 2011, the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2011 filed with the SEC on August 22, 2011, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 filed with the SEC on November 18, 2011;

(c)	the Company’s Current Reports on Form 8-K, filed with the SEC on March 8, 2011, April 14, 2011, April 20, 2011, May 5, 2011, June 20, 2011, and June 28, 2011; and
(d)
the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on September 13, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description;

(e)
the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on March 2, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description; and

(f)
the Company’s Registration Statement on Form 8-A (Registration No. 001-52672) filed with the SEC on June 5, 2007, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

ChinaNet Online Holdings, Inc.
No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District
Beijing, China 100195
+86-10-51600828
Attn: George Kai Chu, Chief Operating Officer and Secretary

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our articles of incorporation and bylaws.

Under the NRS, officer and director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.  The NRS provides that an officer or director will not be liable for acts or omissions unless it is proven that the officer’s or director’s acts or omissions constitute a breach of fiduciary duties and such breach involved intentional misconduct, fraud, or a knowing violation of law.  Our articles of incorporation provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the director’s liability shall not be eliminated or limited for (i) breach of any duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) an act or omission occurring before the person was a director of the Company.

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the NRS, and our bylaws provide that we shall indemnify such individuals to the extent permitted by the NRS.  Our bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

The NRS permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or on behalf of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was servicing at the request of the Company as a director, officer, employee, or agent of another entity, against expenses, including attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding if such person has exercised his powers in good faith  and with a view to the interests of the Company; or acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Indemnification under the NRS may not be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The NRS also provides that to the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding for which the Company is permitted to provide indemnification, or in defense of any claim, issue, or matter therein, the Company is required to indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Our articles of incorporation and the NRS require the Company to advance expenses of an officer or director as incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking from the officer or director to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to such indemnification.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

5.1 *	Opinion of Lewis and Roca LLP

23.1 *	Consent of Bernstein & Pinchuk LLP

23.2	Consent of Lewis and Roca LLP (included in exhibit 5.1).

24.1 *	Power of Attorney (included on signature page hereto)

* Filed herewith

Item 9.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a Registration Statement or incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 1, 2011.

CHINANET ONLINE HOLDINGS INC.

By:	/s/ Handong Cheng
	Name:	Handong Cheng
	Title:	Chairman, Chief Executive Officer and
President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Handong Cheng as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Date: December 1, 2011	/s/ Handong Cheng
Handong Cheng Chairman, Chief Executive Officer and President (Principal Executive Officer)

Date: December 1, 2011	/s/ Zhige Zhang
Zhige Zhang Chief Financial Officer and Director (Principal Accounting Officer)

Date: December 1, 2011	/s/ Watanabe Mototake
Watanabe Mototake Director

Date: December 1, 2011	/s/ Douglas MacLellan
Douglas MacLellan Director

Date: December 1, 2011	/s/ Zhiqing Chen
Zhiqing Chen Director

EXHIBIT INDEX

Exhibit Number	Description
5.1 *	Opinion of Lewis and Roca LLP

23.1 *	Consent of Bernstein & Pinchuk LLP

23.2	Consent of Lewis and Roca LLP (included in exhibit 5.1).

24.1 *	Power of Attorney (included on signature page hereto)

* Filed herewith